================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             KAISER VENTURES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              KAISER VENTURES INC.

                                 -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 30, 1998


TO THE STOCKHOLDERS OF KAISER VENTURES INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Kaiser Ventures Inc. will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California, on Tuesday, June 30, 1998, beginning at 8:30 a.m., local time, for the following purposes:

1. To elect eleven directors to serve for the ensuing year and until their successors are elected.

2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business as of May 4, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

     Accompanying this Annual Meeting Notice are a Proxy Statement and Form of Proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Terry L. Cook
                              Terry L. Cook
                              Secretary
Ontario, California
May 17, 1998


     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                             KAISER VENTURES INC.
                 3633 East Inland Empire Boulevard, Suite 850
                              Ontario, CA  91764
                                (909) 483-8500

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Kaiser Ventures Inc. (the "Company" or "Kaiser") from the holders of common stock of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders to be held on June 30, 1998, beginning at 8:30 a.m., local time, and all adjournments thereof. The Annual Meeting will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California. This Proxy Statement is first being sent or given to stockholders on or about May 17, 1998.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Company, or by filing with the Company another proxy bearing a later date, at any time before it is voted at the meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Company. All shares represented by valid, unrevoked proxies will be voted at the meeting and any adjournment thereof.

     The Inspector of Election will treat abstentions and "broker non-votes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the plurality of votes required to elect a director, broker non-votes will be counted as votes FOR director nominees named herein.


SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     On May 4, 1998, the Company had outstanding 10,535,896 shares of common stock, $.03 par value. In addition, 136,919 shares are deemed outstanding for financial reporting purposes, but have not yet been distributed to the Class 4A unsecured creditors of the Kaiser Steel Corporation ("KSC") bankruptcy estate. Each outstanding share (other than shares not yet distributed to Class 4A unsecured creditors) is entitled to one vote on each matter properly brought before the meeting.

     The following table sets forth, as of May 4, 1998, unless otherwise noted, the number of shares of the Company's common stock the Company believes to be owned by (i) each person known by the Company to own of record or beneficially five percent (5%) or more of such stock; (ii) each director; (iii) each executive officer; and (iv) all officers and directors as a group. The table does not include the 136,919 shares reserved but not yet distributed to the Class 4A unsecured creditors of KSC, since such shares are not yet deemed outstanding or eligible to vote for purposes of the Annual Meeting.

                                                         Number of        Percent of
                                                       Common Shares      Issued and
Name and Address of                                     Beneficially      Outstanding
Beneficial Owner                                          Owned/(1)/       Shares/(2)/
--------------------------------------------------------------------------------------

New Kaiser Voluntary Employees                             3,462,937             31.2%
Beneficiary Association Trust/(3)/,/(7)/
(VEBA)
9810 Sierra Avenue, Suite A
Fontana, CA  92335

Pension Benefit Guaranty Corporation/(4)/                  2,100,966             18.9%
(PBGC)
2020 K Street, N.W.
Washington, DC  20006

Dimensional Fund Advisors, Inc./(5)/                         696,000              6.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Societe Generale Asset Management Corp./(6)/                 568,000              5.1%
1221 Avenue of the Americas
New York, NY 10020

Richard E. Stoddard, CEO, President & Chairman               153,096              1.4%

Gerald A. Fawcett, Vice Chairman                             155,118              1.4%

James F. Verhey, Executive Vice President & CFO               84,780                 *

Terry L. Cook, Sr. Vice President & General Counsel           83,780                 *

Lee R. Redmond III, Sr. Vice President - Real Estate          71,380                 *

Pamela M. Catlett, Vice President - Corporate Relations       37,727                 *

Anthony Silva, VP Development & Environmental Svcs.            1,200                 *

Ronald E. Bitonti, Director/(3)/                              12,848                 *

Todd G. Cole, Director                                        14,168                 *

Gary E Gibbons, Director/(7)/                                      0                N/A

Reynold C. MacDonald, Director                                17,500                 *

William J. Morgan, Director/(4)/                               9,500                 *

Charles E. Packard, Director                                  12,500                 *

Thomas S. Rabone, Director/(3)/                               12,500                 *

Lyle B. Stevenson, Director/(3)/                              12,500                 *

Marshall F. Wallach, Director                                 18,600                 *

All officers and directors as a group                        697,197              6.3%
  (15 persons)/(1)/:
------------------------------

 *  Indicates ownership of less than one percent.

(1) The table above contains options exercisable within 60 days of May 4, 1998 in the following amounts: Richard E. Stoddard 126,037 shares; Gerald A. Fawcett 100,833 shares; James F. Verhey 78,750 shares; Terry L. Cook 78,750 shares; Lee R. Redmond 67,501 shares; Pamela Catlett 36,300 shares; Anthony Silva 1,200 shares; Ronald E. Bitonti - 12,500 shares; Todd G. Cole 14,168 shares; Reynold C. MacDonald 6,000 shares; William J. Morgan -9,500 shares; Charles E. Packard - 12,500 shares; Thomas S. Rabone -12,500 shares; Lyle B. Stevenson - 12,500 shares; Marshall F. Wallach 12,500 shares; all officers and directors as a group (15 persons) -581,539 shares.

(2) Does not include 136,919 shares deemed outstanding for financial reporting purposes, but not yet distributed to the Class 4A unsecured creditors of the KSC bankruptcy estate. Percentages were determined as if all the options specified in Note (1) above have been exercised.

(3) Messrs. Bitonti, Rabone, and Stevenson are administrative committee members of the VEBA. The shares held by all officers and directors as a group exclude shares held by the VEBA.

(4) William J. Morgan is the president, a director, and a major shareholder of Pacholder Associates, Inc., a registered investment advisor. Pacholder Associates, Inc. has a contract with the PBGC pursuant to which it has full and complete investment discretion with respect to the 2,100,966 shares of the Company's stock owned by the PBGC, including the power to vote such shares. Such shares are excluded from the ownership of Mr. Morgan. Similarly, the shares held by Mr. Morgan are excluded from the number of shares owned by the PBGC.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 696,000 shares of Kaiser Ventures Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) Societe Generale Asset Management Corp ("Societe"), a registered investment advisor, is deemed to have beneficial ownership of 568,000 shares of Kaiser Ventures Inc. stock as of December 31, 1997, approximately 98% of which shares are held in portfolios of SoGen International Fund, Inc. The other approximately 2% are held in the portfolios of other investment vehicles for which Societe serves as investment manager.

(7) Gary E. Gibbons is the principal and owner of the Coleridge Group Financial Group, a registered investment advisor. Pursuant to a contract between Mr. Gibbons and the VEBA, Mr. Gibbons has full and complete investment discretion over the 3,462,927 shares owned by the VEBA, including the power to vote such shares. Mr. Gibbons disclaims any ownership interest in such shares and thus such shares are excluded from the ownership of Mr. Gibbons. Mr. Gibbons owns no shares or stock options in the Company.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

     A Board of eleven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' eleven nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

     The eleven nominees receiving the greatest numbers of votes at the meeting will be elected to the eleven director positions.


           The Board of Directors recommends a vote for each nominee.
                                                    ---

  The nominees of the Board of Directors are as follows:

        Name                   Age          Position with the Company
        ----                   ---          -------------------------

Richard E. Stoddard             47      Chief Executive Officer, President
                                         and Chairman of the Board
Ronald E. Bitonti               65      Director
Todd G. Cole                    77      Director
Gerald A. Fawcett               65      Vice Chairman
Gary E. Gibbons                 49      Director
Reynold C. MacDonald            79      Director
William J. Morgan               43      Director
Charles E. Packard              54      Director
Thomas S. Rabone                67      Director
Lyle B. Stevenson               70      Director
Marshall F. Wallach             55      Director

     Richard E. Stoddard was appointed Chief Executive Officer of the Company in June, 1988 and has held such position and/or the position of Chairman of the Board since such date. Prior to joining the Company in 1988, he was an attorney in private practice in Denver, Colorado. Mr. Stoddard is Chairman of the Board of Directors Mine Reclamation Corporation and also serves on the Board of Directors of Penske Motorsports, Inc. ("PMI"). The Company currently owns approximately 11.51% of the issued and outstanding shares of PMI's common stock (see "Related Transactions" below).

     Ronald E. Bitonti is Chairman of the Benefits Committee for the VEBA and was Chairman of the Reorganized Creditors' Committee formed during the Kaiser Steel Corporation ("KSC") bankruptcy until dissolution of this committee in 1991. From 1985 to 1991, Mr. Bitonti served as

International Representative for the United Steelworkers of America. Mr. Bitonti retired from KSC in 1981 and has been a director since November, 1991.

     Todd G. Cole was Chief Executive Officer of CIT Financial Corporation before starting his present career as a consultant and corporate director. From 1992 to 1996 he was managing director of SH&E, Inc., the oldest consulting firm specializing in aviation, in charge of its Miami office. In his consulting role he served as president and chief financial officer of Frontier Airlines, Inc., D.I.P. (1986-1989) and vice-chairman of Eastern Air Lines, Inc., D.I.P. (1989-
1991). He serves on the board of directors of Arrow Air, Inc., a certificated all-cargo airline; DR Structured Finance Corp., a special-purpose financing entity; NAC Re Corporation, a property and casualty reinsurer; CapMac Holdings, Inc., a credit enhancement company; Hawaiian Airlines, Inc., a certificated air carrier; and Delta Life Corporation, which specializes in annuity products. Mr. Cole has been a director since November, 1989.

     Gerald A. Fawcett was President and Chief Operating Officer of the Company from January, 1996 until his retirement from full time duties on January 15, 1998. He was appointed to the Company's Board on January 15, 1998, and currently serves as Vice Chairman of the Board. Mr. Fawcett started his employment with the former Kaiser Steel Corporation in 1951 holding various positions in the steel company, ultimately becoming Division Superintendent of the Cold Rolled and Coated Products Division. After a five year consulting business working with domestic and overseas steel industry clients, Mr. Fawcett joined the Company in 1988 as Senior Vice President and became Executive Vice President in October, 1989. He is also Vice Chairman of the Board of Mine Reclamation Corporation, and of the Board of the Inland Valley Federal Credit Union.

     Gary Gibbons has been the principal and owner of the Coleridge Group, a registered investment advisor, since 1987. In such capacity he represents a variety of clients by providing financial and investment advice, including the management of investment portfolios. Mr. Gibbons is the financial and investment advisor for VEBA. In addition, from 1989 to 1991 Mr. Gibbons held various positions with Houlihan Lokey Howard and Zukin Investment Management, Inc., with his final position being that of Managing Director. Mr. Gibbons is currently a director of The Industrial Development Authority of the County of Maricopa, the State of Arizona's largest industrial development authority. Mr. Gibbons has been a director of the Company since April, 1998.

     Reynold C. MacDonald served as Chairman of the Board for Acme Metals Company from 1986 until 1992 and continues with Acme as a member of the board. From 1983 to 1986, Mr. MacDonald was director of and consultant to Interlake, Inc., a metals fabrication and materials handling company. He retired as Chairman and Chief Executive Officer of Interlake in 1983. He is also a director of ARAMARK Group, Inc. Mr. MacDonald has been a director since November, 1988.

     William J. Morgan is the President, a Director, and a major shareholder of Pacholder Associates, Inc. ("PAI"), a registered investment advisor. Mr.
Morgan has been with PAI since 1984. Mr. Morgan also serves on the Board of Directors of the following public companies: ICO, Inc. (an oil field service company), USF&G Pacholder Fund, Inc. (a closed end mutual fund), Duckwall-ALCO Stores, Inc. (a discount retail chain), Smith Corona Corp. (office products manufacturer), and Premiumware, Inc. (apparel manufacturer). Mr. Morgan is also the Vice President and a Director of Winton Associates, Inc., a broker/dealer that is a subsidiary of PAI. Mr. Morgan has been a director of the Company since September, 1994.

     Charles E. Packard has served since 1986 as a member of the Board of Directors, Executive Vice President, and Chief Financial Officer for the Arnel Development Company, a real estate investment, development and management company in Costa Mesa, California. Since 1977, Mr. Packard has also served as Vice President and Chief Financial Officer of Arnel Financial, where he supervises the financial and administrative areas of 20 corporate entities, collectively referred to as "Arnel & Affiliates." Mr. Packard also serves on the board of directors of several non-profit organizations. Mr. Packard has been a director since November, 1991.

     Thomas S. Rabone was engaged in public relations with Barclay and Associates from 1987 to 1993. He is a KSC retiree and a Benefits Committee member of the VEBA. Mr. Rabone was a member of the Retiree Subcommittee of the KSC Creditors' Committee. Currently he is a member of the San Bernardino County Board of Education. He has been a director since November, 1988.

     Lyle B. Stevenson is Co-Chairman of the Benefits Committee for the VEBA.
He was also a member of the KSC Reorganized Creditor's Committee and the Retiree Subcommittee of the KSC Creditors' Committee. Mr. Stevenson retired from KSC in 1981 after holding several management positions. He has been a director since November, 1991.

     Marshall F. Wallach has served as President of The Wallach Company, a Denver, Colorado based investment banking firm, since 1984. Prior to forming The Wallach Company, Mr. Wallach managed the corporate finance department and established the mergers and acquisitions department of Boettcher & Company, a regional investment bank in Denver, Colorado. Mr. Wallach serves on the boards of several non-profit organizations and privately-owned corporations. He has been a director since November, 1991.

Board and Committee Meetings

     The Board of Directors has established an Audit Committee, a Human Relations Committee (formerly called the Compensation and Benefits Committee), and a Finance Committee. Ad hoc committees are established from time-to-time by the Board. Mr. Stoddard serves as an ex-officio member of all committees.

     The Audit Committee, currently composed of Messrs. Packard (Chairman), MacDonald, and Rabone, generally reviews the activities of the Company's independent accountants and the results of the examination made by these professionals in connection with the Company's financial statements and a review of internal accounting controls. The Audit Committee held two meetings in 1997.

     The Human Relations Committee, which currently is composed of Messrs. Stevenson (Chairman), Bitonti, and Cole has general responsibility for all employee compensation and benefit matters, including recommendations to the full Board on compensation arrangements of officers and directors, benefit plans and stock option and other stock related grants. The Human Relations Committee held three meetings in 1997.

     The Board does not have a standing committee to nominate candidates to the Board of Directors. The Board designated the Human Relations Committee as the ad hoc nominating committee for 1998.

     The Board of Directors held five meetings in 1997. All directors of the Company attended at least 75% of the meetings of the Board and 75% of the meetings of the committees on which they served during 1997.

Director Compensation

     Directors who are also employees of the Company receive no fees for serving as directors. All non-employee directors receive a fee of $750 for each Board or Committee meeting attended as well as a $10,000 per year retainer/1/. A non-employee director serving as a Committee Chairman receives an additional $2,000 per year retainer. In accordance with the Bylaws of the Company, director compensation is established periodically by resolution of the Board of Directors.

     The Kaiser Ventures Inc. 1995 Stock Plan ("Plan") provides for the grant of options to directors of the Company. Any non-employee individual first elected or appointed to the Board during the Plan term will receive a non-qualified stock option to purchase 5,000 shares of the Company's common stock at the fair market value at the time of becoming a director and an annual grant of a non-qualified stock option to purchase 1,500 shares at fair market value. Thus, each non-employee director completing at least six months in office after the 1998 Annual Meeting will receive a non-qualified stock option to purchase 1,500 shares of the Company's common stock at the fair market value as of the date of the Annual Meeting.

     The following table summarizes the annual director stock option grants since January 1, 1995:

                    Grant Date            Fair Market Value Per Share

                   June 19, 1995                    $ 7.00
                   June 17, 1996                    $10.50
                   June 23, 1997                    $10.05

     The Company does not have a retirement compensation plan for non-employee directors.

---------------------
/1/ Gary E. Gibbons has currently waived all rights as a director to receive cash compensation and stock options.

BIOGRAPHICAL INFORMATION ON EXECUTIVE OFFICERS

  The current executive officers of the Company are:

       Name             Age           Position with the Company
       ----             ---           -------------------------

Richard E. Stoddard      47   President, Chairman of the Board and Chief
                               Executive Officer

James F. Verhey          50   Executive Vice President-Finance and Chief
                               Financial Officer

Lee R. Redmond, III      45   Sr. Vice President - Real Estate

Terry L. Cook            42   Sr. Vice President, General Counsel and Corporate
                               Secretary

Pamela M. Catlett        32   Vice President - Corporate Relations

Anthony Silva            35   Vice President Resource Development and
                               Environmental Services

     Richard E. Stoddard was appointed Chief Executive Officer of the Company in June, 1988 and has held such position and/or the position of Chairman of the Board since such date. With the retirement of Gerald A. Fawcett as President and Chief Operating Officer of the Corporation effective January 15, 1998, Mr. Stoddard, also became President of the Company. In addition, he serves as Chairman of the Board of Directors and Executive Committee of Mine Reclamation Corporation. Prior to joining the Company in 1988, he was an attorney in private practice in Denver, Colorado. Mr. Stoddard also serves on the Board of Directors of Penske Motorsports, Inc. ("PMI"). The Company currently owns approximately 11.51% of the issued and outstanding shares of PMI's common stock (see "Related Transactions" below).

     James F. Verhey joined the Company and was appointed Vice President-Finance and Chief Financial Officer in August, 1993, appointed Senior Vice President-Finance in January, 1996 and appointed Executive Vice President of the Company in January, 1998. In addition to his duties with the Company, Mr. Verhey was appointed Vice President of Finance and Chief Financial Officer of Mine Reclamation Corporation in February, 1995. From July, 1992 to joining the Company, Mr. Verhey was the Chief Financial Officer of OESI Power Corp., a Portland, Oregon based geothermal company. From June, 1991 to July, 1992, Mr. Verhey served as President of Mithryn Energy, Inc. From August, 1987 to June, 1991, Mr. Verhey was President of two subsidiaries of Luz International, Ltd. ("Luz"), a developer of large-scale solar electric generating stations. Both Luz and the two subsidiaries filed voluntary petitions in bankruptcy under Chapter 11 after Mr. Verhey left the companies. Both filings were ultimately converted to Chapter 7 liquidations. Luz and its subsidiaries have no relationship with the Company. Mr. Verhey is a certified public accountant and spent several years with Price Waterhouse in Los Angeles, California.

     Lee R. Redmond III joined the Company and was appointed Vice President - Real Estate for the Company in June, 1994 and was appointed Senior Vice President-Real Estate in January, 1996. Prior to joining the Company, Mr. Redmond was in charge of Birtcher Real Estate, Ltd's Riverside office as a principal. Birtcher is a major U.S. real estate development, construction and investment firm. In that position Mr. Redmond developed and managed substantial industrial and office space. Before joining Birtcher in 1989, Mr. Redmond was regional director of the Inland Empire for O'Donnell, Armstrong & Partners of Irvine, California, a regional real estate developer. At O'Donnell he was responsible for all land acquisitions and development in the California counties of Riverside and San Bernardino. He is also a member of several national and local professional and economic development organizations.

     Terry L. Cook joined the Company and was appointed General Counsel and Corporate Secretary in August, 1993 and became a Senior Vice President in January, 1996. Mr. Cook was appointed General Counsel and Corporation Secretary of Mine Reclamation Corporation in February, 1995. Prior to joining the Company, Mr. Cook was a partner in the Denver office of the national law firm McKenna & Cuneo specializing in business, corporate, and securities matters. Prior to his joining McKenna & Cuneo in July, 1988, Mr. Cook was an attorney in private practice as a partner in a Denver, Colorado law firm.

     Pamela M. Catlett became Vice President-Corporate Relations for the Company in January, 1996. Prior to such position, since December, 1992 she was the Company's Director of Investor and Community Relations. Prior to joining the Company from 1987 to 1992 she was the manager of corporate communications for Willdan Associates, a California-based municipal engineering and planning firm.

     Anthony Silva was appointed Vice President, Resource Development and Environmental Services in January, 1998. In this position, Mr. Silva is responsible for the oversight of the remediation of the site of the former Kaiser Steel Corporation steel mill. Prior to this position, from December, 1993 to October, 1996, Mr. Silva was Vice President and Managing Principal with the Park Corporation, an environmental consulting and water resources firm providing technical expertise and long-term strategic environmental planning to industrial and oil and gas companies. Prior to 1993, he was also the National Oil & Gas Exploration & Production Business Development Director for Delta Environmental Consultants and the Exploration & Production Manager for an independent oil and gas company. Mr. Silva serves on the Board of Directors for the non-profit Environmental Professionals Organization (EPO). Mr. Silva recently served as a chairperson of the California Department of Toxic Substances Control's Site Mitigation Update Advisory Group (Remedy Selection/Standards Planning Subgroup), which was updating and improving the California Health and Safety Code.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending December 31, 1997, 1996, and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued in those years, to the Company's President and Chief Executive Officer, and to each of the five other most highly compensated executive officers of the Company in office at the end of fiscal year 1997, whose total cash compensation exceeded $100,000 during fiscal year 1997 (the "Named Executive Officers") in all capacities in which they served:


                           Summary Compensation Table
                           --------------------------

                                                                                    Long Term Compensation
                                                                              ----------------------------------
                                            Annual Compensation                       Awards            Payouts
                              ----------------------------------------------------------------------------------
                                                                    Other
                                                                   Annual     Restricted    Securities             All Other
           Name and                                                Compen-       Stock      Underlying    LTIP      Compen-
      Principal Position         Year   Salary/(1)/  Bonus/(2)/   sation/(3)/ Awards/(4)/     Options    Payouts   sation/(5)/
------------------------------   ----   ----------   ----------   ---------   -----------   ----------   -------   ----------

Richard E. Stoddard              1997    $291,200     $131,040          $0       $40,000             0        $0     $46,848
Chairman of the Board            1996    $280,000     $123,200          $0       $81,067       200,000        $0     $42,759
and CEO                          1995    $273,333     $ 80,200          $0       $40,100        33,000        $0     $24,432

Gerald A. Fawcett                1997    $208,000     $167,682          $0       $40,000             0        $0     $30,324
President and                    1996    $200,000     $ 88,000          $0       $69,333        40,000        $0     $20,174
Chief Operating Officer          1995    $104,000     $      0          $0       $     0        10,000        $0     $ 8,672

James F. Verhey                  1997    $161,200     $ 72,540          $0       $20,000             0        $0     $23,320
Sr. Vice President-Finance       1996    $155,000     $ 68,200          $0       $42,733       100,000        $0     $18,772
& CFO                            1995    $135,000     $ 40,000          $0       $20,000        25,000        $0     $18,382

Lee R. Redmond, III              1997    $161,200     $ 72,540          $0       $20,000             0        $0     $23,320
Sr. Vice President-Real          1996    $155,000     $ 68,200          $0       $42,733       100,000        $0     $ 8,294
Estate                           1995    $135,000     $ 40,000          $0       $20,000        25,000        $0     $ 7,643

Terry L. Cook                    1997    $161,200     $ 72,540          $0       $20,000             0        $0     $23,324
Sr. Vice President, General      1996    $155,000     $ 68,200          $0       $42,733       100,000        $0     $18,772
Counsel and Secretary            1995    $135,000     $ 60,000          $0       $20,000        25,000        $0     $18,932

----------------------

(1) A portion of the salary for each executive officer for 1996 and 1997 was in the form of restricted stock subject to vesting requirements imposed by the Board of Directors. The restricted stock portion of an officer's salary is also included in the "Restricted Stock Awards" column above, together with the portion of each officer's bonus received as restricted stock for any applicable year.

(2) Bonuses are paid in January for the preceding calendar year. No restricted stock was awarded as a part of the executive officer bonuses for 1997.

(3) Does not include the dollar value of perquisites and other personal benefits. The aggregate amount of perquisites and other personal benefits received by each executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(4) Restricted stock, subject to vesting, was granted to Mr. Stoddard in January, 1995, and to Messrs. Stoddard, Fawcett, Verhey, Redmond and Cook in January, 1996 and January, 1997, as part of their respective bonuses for the preceding calendar year. These stock awards are being reported in 1995 and 1996, as applicable, as it was a reflection of the Board's determination of the executive's compensation for the calendar year preceding the grant. This column also includes the value of restricted stock received as a part of an officer's salary for 1996 and 1997.

(5) Officers of the Company are eligible to participate in the Company's 401(k) Savings Plan and Money Purchase Plan (collectively "Plans"). During 1997, the Company made contributions of $46,848 to the Plans for the account of Mr. Stoddard, $30,324 for the account of Mr. Fawcett, $23,320 for the account of Messrs. Verhey and Redmond, and $23,324 for the account of Mr. Cook.

                             Option Grants in 1997
                             ---------------------


No options were granted in 1997 to the Named Executive Officers.


                      Aggregated Option Exercises in 1997
                      -----------------------------------
                     and Option Values at December 31, 1997
                     --------------------------------------

     The following table summarizes options exercised during the fiscal year ended December 31, 1997, by the executive officers named in the Summary Compensation Table, and the value of their unexercised options as of December 31, 1997:

                                                                                                         Value of Unexercised
                                                                           Number of Unexercised         In-the-Money Options
                                 Shares Acquired on                         Options at 12/31/97              at 12/31/97
Name                                  Exercise          Value Realized   Exercisable/Unexercisable   Exercisable/Unexercisable/(1)/
----                             ------------------     --------------   -------------------------   -----------------------------

Richard E. Stoddard                        0                    $0               90,738/204,863              $535,000/$188,000

Gerald A. Fawcett                          0                    $0                79,583/53,750               $210,000/$37,500

James F. Verhey                            0                    $0               61,250/108,750               $148,000/$94,000

Lee R. Redmond, III                        0                    $0               46,251/108,749               $150,000/$96,000

Terry L. Cook                              0                    $0               60,625/109,375               $148,000/$94,000

Pamela M. Catlett                          0                    $0                26,800/57,500                $32,000/$61,000

Anthony Silva                              0                    $0                 1,200/10,800                 $3,000/$30,000

-------------------

 (1) Stock price as of December 31, 1997 was $11.75 per share (average of bid and ask prices).

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Effective January 15, 1998, the Company amended and restated its employment contract with Mr. Stoddard and amended Mr. Verhey's in part in connection with Mr. Fawcett's retirement from full time duties with the Company.

     Mr. Stoddard is employed pursuant to a contract which, as noted above, was amended effective January 15, 1998. The contract provides that Mr. Stoddard's employment may be terminated at anytime upon twelve (12) months prior written notice. The agreement provides for an annual base salary (which is currently $302,120) adjusted annually by the annual increase in the consumer price index. Mr. Stoddard has agreed to accept up to $40,000 of his annual base salary in restricted common stock vesting over the period of time established by the Board of Directors. In accordance with his past and current employment contracts, and based upon the attainment of certain criteria, Mr. Stoddard may be awarded annual bonuses based upon his then-existing salary. His base salary and bonuses may be a combination of cash and restricted stock shares.

     Mr. Fawcett resigned as President and Chief Operating Officer of the Company as of January 15, 1998. At that time he entered into a new employment contract with the Company that substantially reduced his duties and pays him an annual base salary of $60,000.

     Effective as of June 17, 1996, Messrs. Cook, Verhey and Redmond entered into new employment contracts with the Company. Annual base salaries of $161,200, $20,000 of which was in the form of restricted stock, were paid to each of Messrs. Cook, Verhey and Redmond, in 1997. Subject to the payment of severance compensation, the employment of Messrs. Cook, Verhey and Redmond can be terminated at any time without cause. In accordance with their employment contract they each may be awarded annual bonuses based on their then existing salaries.

     Effective as of January 15, 1998, Mr. Verhey's employment contract was amended to reflect his additional responsibilities and duties in becoming Executive Vice President of the Company. His annual base salary was increased to $195,000.

     In summary, under the terms of their respective past and current employment contracts, each executive officer (including those not identified herein as Named Executive Officers), in the event of a "material change", including a change of control, pursuant to or in anticipation of which the executive officer is terminated, is eligible to have the Company pay him or her an amount equal to one year's then-current salary plus his average annual bonus, payable in one lump sum or, at his or her option, over such period as he or she may determine. In addition, the Company will continue to pay his or her benefits for one year. Should the Company terminate his or her employment without cause, and a material change has not occurred, the Company will pay to the terminated executive an amount equal to one year's then-current salary. Should an executive officer voluntarily terminate his or her employment, the Company will not be obligated to pay him or her any additional compensation, other than the compensation due and owing up to the date of termination.

     A "material change" involving the Company is defined in each executive employment contract. A "material change" is typically defined as the following:
(a) any sale, merger, or other acquisition of all or substantially all of the Company with or by another entity where the shareholders of the Company at the time of the sale, merger, or other acquisition do not own or control at least 51% of the voting power of such entity immediately after the time of the sale, merger or other acquisition; (b) any acquisition of common stock by a person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934), resulting in the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by that person or group of more than (i) 25% of the capital stock of the Company accompanied by a change of more than 50% of the directors of the Company within one year after such event; or (ii) 35% of the capital stock of the Company with or without such change; or (c) a distribution to any one or more shareholders of the Company of an aggregate of net assets with a cumulative value that exceeds the greater of (i) $20,000,000 or (ii) 20% of the net equity of the Company at the time of the distribution (whether by dividend or repurchase of stock).

     Under the terms of the employment contract with each executive officer, the Company may grant stock options and other stock-related incentives from time-to-time to an executive officer.

RELATED TRANSACTIONS

     The Company, as a result of the Organization Agreement dated November 22, 1995, among Penske Motorsports, Inc. ("PMI"), PSH Corp., and the Company, as amended (the "Organization Agreement"), entered into various agreements, in connection with the transfer of property for the California Speedway, a motorsports facility. The Company currently owns approximately 11.51% of the issued and outstanding shares of PMI's common stock. Pursuant to such agreements: (i) the Company and PMI agreed to cause certain services to be provided to each other, including the Company providing sewer treatment services for the California Speedway; (ii) PMI agreed to reimburse the Company for certain costs incurred in the preparation of the site of the California Speedway; (iii) the Company agreed to indemnify Michigan International Speedway, Inc. and The California Speedway Corporation, subsidiaries of PMI, against certain environmental liabilities; (iv) the Company, PSH Corp., and PMI entered into a Shareholder Agreement; and (v) PMI agreed to reimburse the Company, among others, for certain pre-development expenses incurred by the Company and others in connection with the California Speedway.

     Pursuant to the Shareholders Agreement, as amended, should PSH Corp. desire to transfer any shares of capital stock of PMI for consideration to an unrelated third party, PSH Corp. must first offer such shares to the Company on the same terms and conditions as in the proposed transfer. The Shareholders Agreement also provides that if the Company desires to transfer any shares of capital stock of PMI for consideration to an unrelated third party, the Company must first offer such shares to PSH Corp., at a price equal to the average closing price of PMI's shares on Nasdaq's Stock Market(SM) for the previous thirty trading days. However, PSH Corp. has effectively assigned any right of first refusal to International Speedway Corporation ("ISC"), a major shareholder in PSH Corp. If ISC elects not to purchase such shares, then PSH Corp. has the right to purchase such shares on the same terms and conditions as the proposed transfer. In either case, if the non-transferring party elects not to purchase such shares, then the transferring party may transfer its shares to the unrelated third party. Under certain circumstances, the Company may distribute a portion of the shares of PMI's common stock that it owns to its shareholders, free from the right of first refusal.

     In addition, pursuant to a Registration Rights Agreement between the Company and PMI, PMI has granted incidental registration rights to the Company, subject to certain limitations, each time PMI files a registration statement in connection with the sale of its common stock.

     The Organization Agreement also grants to PMI a right of first refusal to participate in any transaction or opportunity that directly relates to the conduct or ownership of a motorsports complex that may come to PSH Corp., the Company, or an affiliate of either, excluding ISC and its affiliates.

     In 1997, the Company paid PMI $174,000 for tickets, hospitality, and race related merchandise primarily at the California Speedway.

     Pursuant to a Sewer Services Agreement between the California Speedway and the Company, the Company has agreed to provide sanitary sewer treatment services for the wastewater generated by the property owned by the California Speedway at Kaiser's wastewater treatment facility located on a parcel owned by Kaiser. In consideration for such services, the California Speedway has agreed to pay the Company an annual fee for $88,800 adjusted annually by increases in the Consumer Price Index. PMI has the option to purchase the facility. After the fifth anniversary of the Sewer Service Agreement, Kaiser may terminate the agreement upon one year's prior written notice to the California Speedway for a good and valid business reason exercised in good faith. The Sewer Services Agreement may be terminated earlier for various other reasons. PMI paid the Company $92,000 under the Sewer Services Agreement during the fiscal year ended December 31, 1997.

     Penske Performance, Inc. and the Company are entitled to be reimbursed by PMI for their out of pocket costs incurred prior to November 22, 1995 in the design, permitting, and development of the California Speedway. In 1997, PMI paid Kaiser $325,000 as reimbursement of costs incurred by Kaiser in its preparation of the site of the California Speedway for its development and construction. PMI does not have any further obligations to the Company for additional pre-development costs associated with the California Speedway.



               (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                    REPORT OF THE HUMAN RELATIONS COMMITTEE


COMPENSATION PHILOSOPHY

     It is the goal of the Human Relations Committee, previously called the Compensation & Benefits Committee (the "Committee"), to establish compensation packages for the Company's executive officers that will enable the Company to attract and retain highly competent, highly motivated individuals to serve as the Company's executive officers. It is also the goal of the Committee to design these compensation packages so as to further the overall corporate goal of providing maximum return to shareholders. Accordingly, the Company's compensation program is designed to link in large part an executive's total compensation to the performance of the Company. Except as otherwise noted, the compensation philosophy first adopted and implemented by the Committee in 1994 is being continued in 1998.

     In keeping with these two broad goals, the Committee structures compensation packages for all executive officers, including the Chief Executive Officer, with three components:

     . Base Salary

       Base salary is cash and restricted stock compensation in amounts competitive with similar compensation in peer companies. This element provides a stable base for the other two compensation components, both of which are designed to reward performance and create longer-term incentives which are tied more closely to the maximization of shareholder value.

     . Annual Bonus

       Early in each year, the Board of Directors establishes a list of identified corporate objectives for the year. In addition, personal objectives are established for each executive officer for the year. Annual bonuses reward individual executive officers for their respective contribution in attaining the Company's objectives for the year and in achieving their respective personal objectives. The annual bonus may be in cash or cash and restricted stock. In addition, the Committee also considers the other measures of performance described below.

     . Long Term Incentive Compensation

       This compensation component consists of stock option grants based upon corporate and individual performance (except as incentives to accept offers of employment), with the value and exercisability of the options dependent upon continued service to the Company and increases in the market price of the Company's common stock. Through the use of stock option programs, the Company seeks to create long-term incentives for its executive officers that reward them only if shareholder value increases.

MEASURES OF PERFORMANCE

     The Committee adopted for 1997 specific criteria to measure executive performance and for the purpose of determining annual bonuses, if any. These criteria were: (1) the Company's income before taxes; (2) stock price appreciation; (3) accomplishment of major 1997 corporate objectives; and (4) accomplishment of major 1997 individual executive officer objectives. In the opinion of the Committee, all the criteria were literally satisfied in 1997. Accordingly, a bonus in the amount of 55% of an executive officer's base salary was initially determined by the Committee to be the appropriate bonus level for 1997. However, subsequent to the Committee's meetings in December, 1997, a preliminary court ruling was announced that was materially adverse to the Company's Eagle Mountain Project. In connection with the January, 1998 Board meeting, the Committee consulted with the full Board (except for Mr. Stoddard) with regard to whether any adjustment should be made to the initially recommended executive officer bonus percentage. After consultation with the Board, and with the concurrence of the Committee, the bonus percentage for executive officers was reduced to 45% of base salary. Bonuses for 1997 performance were actually approved and paid in January, 1998. The entire bonus for 1997 was awarded in cash. The Committee with the assistance of a third-party consultant is in the process of reviewing the performance criteria for 1998.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 1997

     As described elsewhere in this proxy statement, Mr. Stoddard received a base salary of $291,200 in 1997. Consistent with the evaluation of the other executive officers of the Company and his achievements, the Committee awarded to Mr. Stoddard a $131,040 cash bonus for 1997.

IMPLEMENTATION OF COMPENSATION PHILOSOPHY

     While not utilized in 1997, the Company has employed, on a regular basis, third-party consultants on executive officer compensation. These consultants have provided comparative information which can be utilized in establishing appropriate base salary levels, annual bonus target ranges for all executive officers, including the Chief Executive Officer, and material employment terms. They have also served in identifying appropriate levels of management participation in equity ownership of the Company as compared to peer companies, thus allowing the Committee to establish the size of stock option grants on a more meaningful basis. Equity participation levels were identified for the Chief Executive Officer, for each of the other executive officers, and for all executive officers as a group. Stock option grants are normally made at fair market value as of the date of the grant, although the Committee may also grant options at below fair market value under unusual circumstances.

     In January of 1993, the Committee implemented the second facet of its long-term incentive compensation strategy by granting stock options to its then existing three executive officers. When Messrs. Verhey and Cook joined the Company in 1993 and when Mr. Redmond joined the Company in 1994, they were also granted stock options. In January, 1994, 1995 and again in January, 1996, stock options were granted to the Company's executive officers as part of the Company's compensation planning.

     To increase their potential equity ownership in the Company and as a means to further encourage performance, in June, 1996, substantial additional stock options were granted to the Company's executive officers as part of the 1996 compensation review and planning. The vesting and exercise of all such options is generally tied to continued employment with the Company. However, the occurrence of a "material change" will accelerate the vesting of these options. Due to the size of 1996 option grants, none of the Named Executive Officers were granted additional stock options in 1997.

     The Committee is continuing to evaluate what policy the Company should adopt and implement with respect to the $1,000,000 compensation deduction cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. While the highest annual salary and bonus that is currently paid to an executive of the Company is well below $1,000,000, because the ultimate value of the stock options or other stock related incentives granted to executive officers is unknown, the Committee will consider if it is necessary or appropriate to implement a policy that addresses the compensation cap and the deductibility of any compensation that may exceed such cap.

     The Committee achieves implementation of the Company's executive officer compensation philosophy through detailed recommendations to the full Board of Directors. Executive officers who are also directors do not vote on executive officer compensation matters. No executive officer serves on the Committee.

Human Relations Committee:            Other Members of the Board
                                      Voting on Compensation Matters:

Lyle B. Stevenson, Chairman           Gary E. Gibbons
Ronald E. Bitonti                     Reynold C. MacDonald
Todd G. Cole                          William J. Morgan
                                      Charles E. Packard
                                      Thomas S. Rabone
                                      Marshall F. Wallach

        TOTAL CUMULATIVE FIVE-YEAR RETURN ON COMPANY STOCK COMPARED TO
                     PEER GROUP AND TO BROAD MARKET INDEX

     Set forth below is a chart comparing total cumulative return (assuming a $100 investment and reinvestment of dividends, if any) for: (i) the Company,
(ii) a peer group/(1)/, and (iii) the Nasdaq Market Index (U.S.). The chart covers the period from December 31, 1992 to the end of the Company's 1997 fiscal year (calendar year).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG KAISER VENTURES INC., NASDAQ STOCK MARKET
                        (U.S. COMPANIES) AND PEER GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           KAISER          NASDAQ
(Fiscal Year Covered)        VENTURES INC.   STOCK MARKET   PEER GROUP
---------------------        -------------   ------------   ----------
Measurement Pt-12/31/92      $100.0          $100.0         $100.0
FYE 12/31/93                 $125.0          $114.8         $ 70.9
FYE 12/30/94                 $ 44.6          $112.2         $ 72.7
FYE 12/29/95                 $ 92.9          $158.7         $ 82.8
FYE 12/31/96                 $ 64.3          $195.2         $ 88.4
FYE 12/31/97                 $ 85.7          $239.6         $ 93.4

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 12/31/92.

__________________

/(1)/ The peer group comprises the same companies which were included in the "Pollution Control" Industry Index in 1992, which index is no longer being published. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. A company which was included in the 1992 "Pollution Control" Industry Index, Environment Holding, Inc. is no longer in business and was excluded from the peer group. The members of the peer group are as follows:

     Air & Water Technologies Corp.             OHM Corp.
     Thermo Process Systems Inc.                Versar Inc.
     Safety Kleen Corp.                         Allwaste Inc.
     Browning Ferris Inds Inc.                  Western Waste Inds.
     International Technology Corp.             Waste Management Intl. Plc
     Sanifill Inc.                              Chemical Waste Mgmt Inc.
     Attwoods Plc                               American Waste Services Inc.
     3 C I Complete Compliance Corp.            Laidlaw Inc.
     ECI Environmental Inc.                     WMX Technologies Inc.
     Kimmins Environmental Services Corp.       Riedel Environmental Techs Inc.
     Lehigh Group Inc.                          TRC Companies Inc.
     Mid-American Waste Systems Inc.            Chambers Development Inc.
     North American Recycling Systems Inc.

          TOTAL CUMULATIVE RETURN ON COMPANY STOCK SINCE INCEPTION OF
           TRADING COMPARED TO PEER GROUP AND TO BROAD MARKET INDEX

     As supplemental information, set forth below is a chart comparing total cumulative return (assuming a $100 investment and reinvestment of dividends, if any) for: (i) the Company, (ii) a peer group/(1)/, and (iii) the Nasdaq Market Index (U.S.). The chart covers the period from the time the Company's stock began trading to the end of the Company's 1997 fiscal year (calendar year).

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                          SINCE INCEPTION OF TRADING
                AMONG KAISER VENTURES INC., NASDAQ STOCK MARKET
                        (U.S. COMPANIES) AND PEER GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           KAISER          NASDAQ
(Fiscal Year Covered)        VENTURES INC.   STOCK MARKET   PEER GROUP
---------------------        -------------   ------------   ----------
Measurement Pt-10/16/90      $100.0          $100.0         $100.0
FYE 12/31/93                 $500.0          $248.7         $ 80.3
FYE 12/30/94                 $178.6          $243.1         $ 82.3
FYE 12/29/95                 $371.4          $343.8         $ 93.8
FYE 12/31/96                 $257.1          $422.8         $100.1
FYE 12/31/97                 $342.9          $519.0         $105.8

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 10/16/90.

__________________

/(1)/ The peer group comprises the same companies which were included in the "Pollution Control" Industry Index in 1992, which index is no longer being published. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. A company which was included in the 1992 "Pollution Control" Industry Index, Environment Holding, Inc. is no longer in business and was excluded from the peer group. The members of the peer group are as follows:

     Air & Water Technologies Corp.             OHM Corp.
     Thermo Process Systems Inc.                Versar Inc.
     Safety Kleen Corp.                         Allwaste Inc.
     Browning Ferris Inds Inc.                  Western Waste Inds.
     International Technology Corp.             Waste Management Intl. Plc
     Sanifill Inc.                              Chemical Waste Mgmt Inc.
     Attwoods Plc                               American Waste Services Inc.
     3 C I Complete Compliance Corp.            Laidlaw Inc.
     ECI Environmental Inc.                     WMX Technologies Inc.
     Kimmins Environmental Services Corp.       Riedel Environmental Techs Inc.
     Lehigh Group Inc.                          TRC Companies Inc.
     Mid-American Waste Systems Inc.            Chambers Development Inc.
     North American Recycling Systems Inc.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company.

     To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, officers, and greater that 10% beneficial owners were complied with; except that a transaction by Mr. Stoddard was inadvertently left off a report timely filed for June, 1997, and thus such transaction was reported late.


                         OTHER MATTERS AND INFORMATION


     Ernst & Young LLP served as independent auditors for the Company during the year ended December 31, 1997. The Company expects a representative of Ernst & Young LLP to be present at the annual meeting and to be available to respond to appropriate questions.

     Any stockholder desiring to submit a proposal for consideration at the 1999 Annual Meeting of Stockholders must make such submission to the Company at its principal place of business on or before January 15, 1999.

     The cost of soliciting proxies, including the cost of preparing, assembling, and distributing the proxies and solicitation material, as well as the cost of forwarding the material to the beneficial owners of the stock, will be paid by the Company. Directors, officers and other employees of the Company may, without compensation, other than regular remuneration, solicit proxies personally or by telephone.

     The Company's 1995 Stock Plan, as amended, was further amended by the Company's Stock Option Committee (all members of the Board of Directors other than Messrs. Stoddard and Fawcett) to clarify that stock options and other stock related incentives may be granted or issued pursuant to the Plan through June 30, 1999.

     The Company knows of no other matters to be submitted at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their best judgment.

                                 ANNUAL REPORT

     A copy of the Company's annual report to stockholders for the year ended December 31, 1997, is being mailed to each stockholder with this Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Terry L. Cook
                                          Terry L. Cook
                                          Secretary

Dated:  May 17, 1998

PROXY                                                                      PROXY
                             KAISER VENTURES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING JUNE 30, 1998

    THE UNDERSIGNED HEREBY APPOINTS RICHARD E. STODDARD AND GERALD A. FAWCETT, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE SHARES OF COMMON STOCK OF KAISER VENTURES INC. HELD OF RECORD BY THE UNDERSIGNED ON MAY 4, 1998, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 1998, OR ANY ADJOURNMENT THEREOF. THE ABOVE PROXIES ARE HEREBY INSTRUCTED TO VOTE AS SHOWN ON THE REVERSE SIDE OF THIS CARD.

    UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS. THE SHARES WILL BE VOTED AT THE DISCRETION OF THE ABOVE-NAMED PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                             KAISER VENTURES INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [_]

[                                                                              ]

  1.  ELECTION OF DIRECTORS--Nominees:             For    Withheld    For All
      Ronald E. Bitonti, Todd G. Cole,             All      All       Except
      Gerald A. Fawcett, Gary E. Gibbons,          [_]      [_]         [_]
      Reynold C. MacDonald, William J. Morgan,
      Lyle B. Stevenson, Charles E. Packard,
      Thomas S. Rabone, Richard E. Stoddard
      and Marshall F. Wallach.

  Vote withheld from the following nominee(s)


  -----------------------------------------------------------------------------

  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED UNDER ITEM (1).
  Dated: ______________________________________________________________ , 1998

  Signature(s)________________________________________________________________

  ____________________________________________________________________________
  IMPORTANT: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, ADD SUCH TITLE TO YOUR SIGNATURE. NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE AND SIGN EACH CARD AND RETURN ALL PROXY CARDS IN THE ENCLOSED ENVELOPE.